Exhibit 23.2

Consent of Independent Public Accountants

To the Board of Directors

    of QuadraMed Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the 2002 Employee Stock Purchase Plan of our report dated March 28, 2003 and May 15, 2003 relating to the consolidated financial statements and related financial statement schedule of QuadraMed Corporation for the year ended December 31, 2001, which report appears in the December 31, 2003 Annual Report on Form 10-K of QuadraMed Corporation.

/s/ Pisenti & Brinker LLP
Pisenti & Brinker LLP

Petaluma, California

August 18, 2004